                                                                  EXHIBIT 99.B11



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report dated March 18, 1996 in the Registration Statement (Form N-1A) of Kemper Europe Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-00079) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07479).


                                    /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP



Chicago, Illinois
March 28, 1996

                                                                EXHIBIT 99.B11



REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholder
Kemper Europe Fund

We have audited the accompanying statement of net assets of Kemper Europe Fund as of March 18, 1996. This statement of net assets is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Kemper Europe Fund and March 18, 1996 in conformity with generally accepted accounting principles.



                                    /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Chicago, Illinois
March 18, 1996